Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-81436 and 333-109053 and Form S-4/A No. 333-36375) of Artesyn Technologies, Inc. and in the related Prospectus, and in the Registration Statements (Form S-8 Nos. 33-42516, 33-63501, 333-08475, 333-58771, 333-85225, 333-59382, 333-102854, 333-119942, and 333-119953) pertaining to the Artesyn Technologies, Inc. 1990 and 2000 Performance Equity Plans, 1990 Outside Director Stock Option Plan, Employees’ Tax-Favored Thrift and Savings Plan, and certain other options, of our reports dated March 15, 2005, with respect to the consolidated financial statements and schedule of Artesyn Technologies, Inc., Artesyn Technologies, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Artesyn Technologies, Inc., included in this Annual Report (Form 10-K) for the fiscal year ended December 31, 2004.

/s/ ERNST & YOUNG LLP
Certified Public Accountants

West Palm Beach, Florida
March 15, 2005